Exhibit 99.1

Better For You Wellness Enters Definitive Agreement

to Acquire The Ideation Lab, The Jordre Well, and Its Signature Brand,
Stephen James Curated Coffee Collection

Columbus, Ohio - September 19, 2023 - Better For You Wellness, Inc. (OTCQB: BFYW), a dynamic Ohio-based wellness company at the forefront of plant-based, science-driven innovations in the rapidly expanding $1.5 trillion wellness industry, is delighted to announce a momentous step forward. The company has entered into a binding Membership Interest Purchase Agreement (MIPA) with The Ideation Lab, LLC (TIL) and its subsidiaries, signifying its intent to acquire these entities, subject to the terms outlined in the MIPA.

TIL, an Ohio-domiciled company founded in 2019, has blazed a trail in the wellness sector with its visionary approach. TIL has pioneered innovation across diverse segments, including Functional Beverages, Skincare, Personal Care, Pet Lifestyle, and Women's Mental Wellness products. It has also distinguished itself through centralized administrative operations, ensuring seamless efficiency in its endeavors.

The transaction, valued at three million dollars ($3,000,000), will be conducted entirely in BFYW stock. Under the deal, TIL shareholders will be issued Preferred Shares, though they may elect to receive Common Shares before October 1, 2023. Notably, key figures in TIL's leadership, including Jacob Ellman and Founders Ian James and Stephen Letourneau, holding nearly two-thirds of the company's equity, will opt for Preferred Shares. This strategic decision aims to minimize shareholder dilution while safeguarding management continuity.

TIL's remarkable journey in centralized administrative operations has particularly excelled in the Functional Beverage sector. A crown jewel of TIL, The Jordre Well, and its Stephen James Curated Coffee Collection (SJCCC), a premium coffee brand, have already made significant waves in the market, securing sales channels at Kroger, Amazon, various resorts, retailers, and boutiques. SJCCC's Kroger sales span an impressive range of globally sourced whole bean dark, medium, and light roasts, with the Company's K-Cups and Nitro Cold Brew currently undergoing evaluation by multiple national retailers. TIL's strategic expansion plans include entry into other major grocery chains, retailers, and resorts, poised to amplify its market reach further.

James and Letourneau hold controlling interests in The Ideation Lab and Better For You Wellness. The acquisition required extensive work with the public company's majority independent Board of Directors.

Ian James, CEO of BFYW, expressed his enthusiasm about this pivotal acquisition, stating, "I am delighted to announce BFYW's signing of The Ideation Lab’s acquisition deal, along with its exceptional subsidiaries and brands, including The Jordre Well and the thriving Stephen James Curated Coffee brand, with its expanding presence at Kroger, retailers, and resorts. This deal results from unwavering commitment from our Independent Board, particularly our Audit Committee Chair, David Deming." James continued, “We see great synergies in functional beverage, mental wellness, snacks, personal care, and pet lifestyle lines in retail and hospitality. We are excited by this acquisition's potential to increase shareholder value and achieve profitability in the near future."

The transaction is to conclude by November 15, 2023. It will be subject to a third-party fairness opinion and require the submission of two years of audited financial statements, ensuring a transparent and robust foundation for this landmark development.

About Better For You Wellness:

Better For You Wellness, Inc. (OTC: BFYW) is an Ohio-based plant-based and science-focused wellness company dedicated to providing high-quality, innovative products that enhance well-being and promote a balanced lifestyle. Better For You Wellness is leading the way in the wellness industry with a solid commitment to clean beauty and natural ingredients. Learn more at https://BFYW.com.

Forward-Looking Statements

This press release may contain forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology including "could," "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" and the negative of these terms or other comparable terminology. While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results may vary, sometimes materially, from any estimates, predictions, projections, assumptions, or other future performance suggested in this press release. Except as applicable law requires, we do not intend to update any forward-looking statements to conform these statements to actual results. Investors should refer to the risks disclosed in the Company's reports filed with SEC (https://www.sec.gov/).

Contact:
Better For You Wellness, Inc.
Ian James, CEO
investors@bfyw.com